Exhibit 5.1

March 31, 2025

Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200

San Diego, California 92121

Re:	Prospectus Supplement to the Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Calidi Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-284229) (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2025, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on February 7, 2025, relating to the registration by the Company of, among other things, common stock, par value $0.0001 per share (the “Common Stock”), which may be issued from time to time as set forth in the Registration Statement and the prospectus contained therein; and (ii) the Securities Purchase Agreement dated March 28, 2025 (the “Purchase Agreement”) by and between the Company and the purchasers signatories thereto (the “Purchasers”), relating to the offer and sale of an aggregate of 3,325,000 shares of the Company’s Common Stock (the “Shares”) and of pre-funded warrants (the “Pre-funded Warrants”) to purchase up to an aggregate of 2,728,000 shares of Common Stock (the “Pre-funded Warrants Shares”), pursuant to the Registration Statement, and the prospectus contained therein, as supplemented by the prospectus supplement dated March 28, 2025 filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the federal securities laws of the United States of America and the laws of the state of Delaware. We express no opinion as to the effect on the matters covered by the laws of any other jurisdiction.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus Supplement and the Sales Agreement will be validly issued, fully paid and non-assessable. The Pre-Funded Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (i) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (ii) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and The Pre-funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Pre-funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and, with respect to the enforceability of the Pre-Funded Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2025 and which is incorporated by reference in the Registration Statement and the Prospectus Supplement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP